EXHIBIT 23(b)




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Form S-8 of FCNB Corp (the "Company") of our report dated January 23, 1998, which appears on page 45 of the Annual Report to Shareholders of the Company.


/s/ Keller Bruner & Company, L.L.C.


Frederick, Maryland
May 18, 1998